EXHIBIT 99.1

j2 Global Reports 2008 Year End Results
EPS Increases 17% versus 2007; Subscriber Revenues Up 12%

LOS ANGELES—February 19, 2009—j2 Global Communications, Inc. [NASDAQGS:JCOM] today reported financial results for the fourth quarter and year ended December 31, 2008.

ANNUAL RESULTS

Subscriber revenues for fiscal year 2008 increased 12% to $237 million compared to $212 million in fiscal year 2007.

Total revenues for fiscal year 2008 increased 9% to $242 million compared to $221 million in fiscal year 2007. Net earnings per diluted share for 2008 increased 17% to $1.58 compared to $1.35 for 2007. SFAS 123(R) (expensing for stock-based compensation) expense impacted 2008 earnings and net earnings per diluted share by approximately $5.7 million (approximately $8.0 million pre-tax) and $0.12, respectively.

During fiscal year 2008, the Company increased its gross and operating margins to 81% and 41%, respectively, from 80% and 39%, respectively, in fiscal year 2007.

The Company ended the year with approximately $162 million in cash and investments as compared to $230 million as of December 31, 2007. Fiscal year 2008 year-end cash and investments reflect approximately $151 million of cash utilized during 2008 to complete our five million share repurchase program and four acquisitions.

Key financial results for fiscal year 2008 versus fiscal year 2007 are as follows:

	2008	2007	% Change
Subscriber Revenues	$237 million	$212 million	12%
Total Revenues	$242 million	$221 million	9%
Net Earnings per Diluted Share (1)	$1.58	$1.35	17%
(1) For fiscal 2008 and fiscal 2007 the tax rate was approximately 29% and 28%, respectively.

FOURTH QUARTER 2008 RESULTS

Subscriber revenues for Q4 2008 increased 8% to $60 million compared to $55 million in Q4 2007.

Total revenues for Q4 2008 increased 7% to $61 million compared to $57 million in Q4 2007. Net earnings per diluted share for Q4 2008 increased 32% to $0.45 compared to $0.34 in Q4 2007. SFAS 123(R) (expensing for stock-based compensation) expense impacted Q4 2008 earnings and net earnings per diluted share by approximately $1.4 million (approximately $2.0 million pre-tax) and $0.04, respectively.

During Q4 2008, the Company increased its gross and operating margins to 81% and 43%, respectively, from 80% and 37%, respectively, in Q4 2007.

Key financial results for fourth quarter 2008 versus fourth quarter 2007 are as follows:

	Q4 2008	Q4 2007	% Change
Subscriber Revenues	$60 million	$55 million	8%
Total Revenues	$61 million	$57 million	7%
Net Earnings per Diluted Share (1)	$0.45	$0.34	32%
(1) The Q4 2008 and Q4 2007 tax rate was approximately 25% and 28%, respectively. The Q4 2008 tax rate reflects recognition during the quarter of $1.8 million in federal and state research and development tax credits.

“We are pleased with our execution of the three primary goals we articulated going into the year,” said Hemi Zucker, j2 Global’s chief executive officer. “We improved our margins through continued focus on cost containment, grew our revenue while maintaining our headcount and deployed a portion of our cash more effectively through stock repurchases and acquisitions.”

BUSINESS OUTLOOK

For fiscal 2009, j2 Global anticipates modest revenue and earnings growth (net of expenses related to stock-based compensation), inclusive of acquisitions, despite the ongoing global economic crisis. The Company remains well positioned to take advantage of changing customer and market conditions while continuing its focus on efficient marketing, optimizing its cost structure and deploying its cash resources into higher yielding investments such as acquisitions.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 3,000 cities in 46 countries on six continents. The Company offers Internet fax, voice and email solutions. j2 Global markets its services principally under the brand names eFax®, eFax Corporate®, Onebox®, eVoice® and Electric Mail®. As of December 31, 2008, j2 Global had achieved 13 consecutive fiscal years of revenue growth and seven consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:
Jeff Adelman
j2 Global Communications, Inc.
323-372-3617
press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2009 financial performance). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2007 Annual Report on Form 10-K filed by j2 Global on February 25, 2008, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2009 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	DECEMBER 31,	DECEMBER 31,
	2008	2007

ASSETS
Cash and cash equivalents	$150,780	$154,220
Short-term investments	14	54,297
Accounts receivable,
net of allowances of $2,896 and $1,378, respectively	14,083	15,365
Prepaid expenses and other current assets	6,683	5,061
Deferred income taxes	2,958	1,724

Total current assets	174,518	230,667

Long-term investments	11,081	21,241
Property and equipment, net	18,938	23,511
Goodwill	72,783	39,452
Other purchased intangibles, net	36,791	29,220
Deferred income taxes	7,787	6,113
Other assets	142	205

TOTAL ASSETS	$322,040	$350,409

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$16,915	$17,516
Income taxes payable	1,800	4,649
Deferred revenue	13,680	14,708

Total current liabilities	32,395	36,873

Accrued income tax liability	38,643	30,863
Other long-term liabilities	1,022	59

Total liabilities	72,060	67,795

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	523	543
Additional paid-in capital	131,185	121,503
Treasury stock	(112,671)	(4,662)
Retained earnings	234,843	162,281
Accumulated other comprehensive income (loss)	(3,900)	2,949

Total stockholders' equity	249,980	282,614

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$322,040	$350,409

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2008	2007	2008	2007
	(UNAUDITED)	(UNAUDITED)
Revenues
Subscriber	$59,622	$55,394	$236,841	$212,329
Other	1,014	1,436	4,672	8,368

Total revenue	60,636	56,830	241,513	220,697

Cost of revenues (including share-based compensation of $255 and $901 for the three and twelve months of 2008, respectively, and $177 and $668 for the three and twelve months of 2007, respectively)	11,224	11,597	46,250	43,987

Gross profit	49,412	45,233	195,263	176,710

Operating expenses:
Sales and marketing (including share-based compensation of $313 and $1,268 for the three and twelve months of 2008, respectively, and $342 and $1,187 for the three and twelve months of 2007, respectively)	9,683	10,098	41,270	38,768

Research, development and engineering (including share-based compensation of $183 and $803 for the three and twelve months of 2008, respectively, and $228 and $771 for the three and twelve months of 2007, respectively)	2,851	3,099	12,031	11,833

General and administrative (including share-based compensation of $1,243 and $5,014 for the three and twelve months of 2008, respectively, and $1,368 and $4,788 for the three and twelve months of 2007, respectively)	10,668	10,866	44,028	39,683

Total operating expenses	23,202	24,063	97,329	90,284

Operating earnings	26,210	21,170	97,934	86,426

Interest and other income, net	673	2,314	4,219	9,035

Earnings before income taxes	26,883	23,484	102,153	95,461

Income tax expense	6,607	6,628	29,591	27,000

Net earnings	$20,276	$16,856	$72,562	$68,461

Basic net earnings per common share	$0.47	$0.35	$1.63	$1.40

Diluted net earnings per common share	$0.45	$0.34	$1.58	$1.35

Basic weighted average shares outstanding	43,578,619	48,652,001	44,609,174	48,953,483

Diluted weighted average shares outstanding	44,717,716	50,268,781	45,937,506	50,762,007

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	FOR THE YEAR ENDED DECEMBER 31,
	2008	2007
Cash flows from operating activities:
Net earnings	$72,562	$68,461
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	13,177	10,134
Share-based compensation	7,986	7,414
Tax benefit of vested restricted stock	720	673
Tax benefit of stock option exercises	1,309	5,654
Excess tax benefits from share-based compensation	(1,565)	(4,731)
Provision for doubtful accounts	2,815	780
Deferred income taxes	(2,908)	212
(Gain) loss on disposal of fixed assets	(6)	229
Changes in assets and liabilities, net of effects of business combinations:
Decrease (increase) in:
Accounts receivable	(1,809)	(3,886)
Prepaid expenses and other current assets	1,821	(133)
Other assets	46	(201)
Increase (decrease) in:
Accounts payable and accrued expenses	(994)	(2,580)
Income taxes payable	(7,662)	3,345
Deferred revenue	(2,118)	2,991
Accrued income tax liability	7,399	5,898
Other	(57)	(53)

Net cash provided by operating activities	90,716	94,207

Cash flows from investing activities:
Net purchases of available-for-sale investments	—	(311,003)
Sales of available-for-sale investments	36,170	279,088
Purchases of held-to-maturity investments	—	(26,498)
Redemptions/Sales of held-to-maturity investments	27,881	78,954
Purchases of property and equipment	(2,507)	(10,315)
Acquisition of businesses, net of cash received	(42,825)	(11,165)
Purchases of intangible assets	(3,818)	(6,038)
Proceeds from sale of property and equipment	25	—

Net cash provided by (used in) investing activities	14,926	(6,977)

Cash flows from financing activities:
Repurchases of common stock and restricted stock	(108,492)	(42,427)
Issuance of common stock under employee stock
purchase plan	183	266
Exercise of stock options	1,829	7,700
Excess tax benefits from share-based compensation	1,565	4,731
Repayments of long-term debt	—	(153)

Net cash used in financing activities	(104,915)	(29,883)

Effect of exchange rate changes on cash and cash equivalents	(4,167)	1,268

Net (decrease) increase in cash and cash equivalents	(3,440)	58,615

Cash and cash equivalents, beginning of year	154,220	95,605

Cash and cash equivalents, end of year	$150,780	$154,220